THIS AGREEMENT made effective this 4th day of December, 2007

BETWEEN:

North American Minerals Group Inc.

(Hereinafter the “Corporation”)

 OF THE FIRST PART

-and-

Peter Leger

(Hereinafter the “Peter”)

OF THE SECOND PART

 WHEREAS Peter has performed certain services for the Corporation from April 1, 2007 to December 4, 2007 including, without limitation, property acquisition, consulting services related to financings, public company dealings, projects and general company business (collectively, the “Services”).

AND WHEREAS the Corporation wishes to issue 2,000,000 common shares (“Shares”) in the capital stock of the Corporation to Peter as payment for the provision of the Services;

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the premises and of the mutual covenants herein contained, the parties hereto covenant and agree as follows:

1.           Compensation. The Corporation agrees to issue to Peter 2,000,000 Shares in the capital stock of the Corporation having consideration of $0.15 per Share.  The parties hereto acknowledge that the Shares shall remunerate Peter in full for the Services.  The Corporation having recognized the Services as full payment of the subscription price for the said Shares, such Shares are issued and shall be held as fully paid and non-assessable shares and a certificate therefor shall be issued to Peter.

2.           Notices.  All notices, communications, statements and invoices (hereinafter called “Notices”) required or permitted hereunder shall be in writing. Notices may be served:

(a)           Personally by leaving them with the party on whom they are to be served at that party’s address hereinafter given.  Personally served Notices shall be deemed received by the addressee when actually delivered, provided such delivery shall be during normal business hours; or

(b)           By mailing them in Canada by first class, registered post, postage prepaid, to the party on whom they are to be served.  Notices so served shall be deemed to be received by the addressee on the fourth day (excluding as the fourth day Saturdays, Sundays, and statutory holidays) following the mailing thereof.

The address of each of the respective parties hereto for service of Notices shall be as follows:

NORTH AMERICAN MINERALS GROUP INC.

110 WALL STREET NEW YORK,NY 10005

PH: 1.212.742.1968

FAX 1.800.424.3465

PETER LEGER

Box 20040 RPO Bow Valley

Calgary, Alberta

Canada

PH: (403) 852-0644

FAX: (403) 726-0799

3.           Entire Agreement.  This Agreement and any Schedules attached hereto, constitute and express the whole agreement of the parties hereto with reference to the engagement and retainer of Peter by the Corporation and with reference to any of the matters and things herein provided for or hereinbefore discussed or mentioned with reference to such engagement and retainer, all promises, representations and undertakings relative thereto being hereby merged herein.

4.           Effect of Prior Agreements. This Agreement supersedes any prior agreement between the Corporation or any predecessor of the Corporation and Peter, except that this agreement shall not affect or operate to reduce any benefit or compensation inuring to Peter of a kind elsewhere provided and not expressly provided in this agreement.

5.           Severability. If, for any reason, any provision of this agreement is held invalid, all other provisions of this agreement shall remain in effect. If this agreement is held invalid or cannot be enforced, then to the full extent permitted by law any prior agreement between the Corporation (or any predecessor thereof) and Peter shall be deemed reinstated as if this agreement had not been executed.

6.           Consents and Waivers.  No consent or waiver, express or implied, by any party hereto to or of any breach or default by any other party hereto in the performance of any obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such other party of the same or any other obligation or such party hereunder.  Failure on the part of any party to complain of any act or failure to act of any other party or to declare any party to be in breach or default, irrespective of how long such failure continues, shall not constitute a waiver by such party of his or its rights hereunder.

7.           Applicable Law.  This Agreement shall be governed by and construed in accordance with the laws of the Province of Alberta and each of the parties hereto agrees to attorn to the jurisdiction of the courts of Alberta for any dispute arising out of or in connection with this Agreement.

8.           Enurement.  This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

9.           Time.  Time is of the essence of this Agreement.

10.         Oral Modifications Not Binding. This instrument is the entire agreement of the Corporation and Peter. Oral changes have no effect. It may be altered only by a written agreement signed by the party against whom enforcement of any waiver, change, modification, extension, or discharge is sought.

Dated effective this 4th day of December, 2007.

NORTH AMERICAN MINERALS GROUP INC.

/s/ O. Goutnik	Per:	/s/ Yosi Lapid
WITNESS		YOSI LAPID

/s/ Peter Leger
WITNESS		PETER LEGER